EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 2 to the Registration Statement of Multiplayer Online Dragon, Inc. on Form S-1 of my report dated June 4, 2009, appearing in the Prospectus, which is part of this amendment. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

MICHAEL T. STUDER CPA P.C. Michael T. Studer CPA P.C. Freeport, New York September 11, 2009